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                                                                   EXHIBIT 10.94

                             EMPLOYMENT AGREEMENT

          Employment Agreement dated as of September 8, 1999 between Francis W. Cash (the "Executive") and Mariner Post-Acute Network, Inc., a Delaware corporation (the "Company").

          WHEREAS, the Company desires to employ the Executive as its Chairman of the Board, President and Chief Executive Officer, and the Executive desires to accept such employment, for the term and upon the other conditions hereinafter set forth; and

          WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company.

          NOW, THEREFORE, the parties agree as follows:

          1.  Employment. The Company hereby employs the Executive, and the
              ----------
Executive hereby accepts employment with the Company, upon the terms and subject to the conditions set forth herein.

          2.  Term. This Agreement shall become effective on September 8, 1999
              ----
(the "Effective Date"). This Agreement is for the three-year period (the "Term") commencing on the Effective Date and terminating on the third anniversary of the Effective Date, or upon the Executive's earlier death, disability or other termination of employment pursuant to Section 11; provided, however, that commencing on the third anniversary of the Effective Date and on each anniversary thereafter, the Term shall automatically be extended for one additional year unless, not later than six (6) months prior to any such anniversary, either party hereto shall have notified the other party hereto in writing that such extension shall not take effect.

          3.  Position. During the Term, the Executive shall serve as Chairman
              --------
of the Board and Chief Executive Officer of the Company and, pending the appointment of a President, President of the Company or in such other senior executive position in the Company as the Executive shall approve.

          4.  Duties and Reporting Relationship. During the Term, the Executive
              ---------------------------------
shall, on a full time basis, use his skills and render services to the best of his abilities in supervising and conducting the operations of the Company and shall not engage in any other business activities except with the prior written approval of the Board of Directors of the Company (the "Board") or its duly authorized designee. Notwithstanding the preceding sentence, nothing contained herein shall prevent the Executive from serving as a director of any company or other entity, provided, that, the Executive does not devote a material amount of
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his time to such service or participate in the management or operation of such entity. The Executive shall report to the Board and, subject to the powers, authorities and responsibilities vested in the Company's Board under the General Corporation Law of the State of Delaware and in duly constituted committees of the Board, the Executive shall have responsibility and authority for the overall strategic policies, management and
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leadership of the Company. The Executive shall also perform such other executive and administrative duties (not inconsistent with the position of Chairman of the Board, President and Chief Executive Officer) as the Executive may reasonably be expected to be capable of performing on behalf of the Company, as may from time to time be authorized or directed by the Board. The Executive agrees to be employed by the Company in all such capacities for the Term, subject to all the covenants and conditions hereinafter set forth.

          5.  Place of Performance. The Executive shall perform his duties and
              --------------------
conduct his business at the principal executive offices of the Company, except for required travel on the Company's business.

          6.  Salary and Annual Bonus.
              -----------------------

                    (a)  Base Salary. The Executive's base salary hereunder
                         -----------
shall be $800,000 a year, payable monthly. The Board shall review such base salary at least annually and make such adjustment from time to time as it may deem advisable, but the base salary shall not at any time be less than $800,000 a year.

                    (b)  Annual Bonus. The Company shall provide the Executive
                         ------------
with an annual bonus plan providing the Executive with an opportunity to earn an annual bonus equal to between fifty percent (50%) and one hundred fifty percent (150%) of his base salary if the Company achieves for the relevant year certain financial targets established pursuant to such plan.

                    (c)  Relocation Bonus. On the Effective Date, in
                         ----------------
consideration of the Executive's relocation to Atlanta, Georgia, the Company shall pay to the Executive $200,000 (subject to any applicable payroll or other taxes required to be withheld).

          7.  Vacation, Holidays and Sick Leave. During the Term, the Executive
              ---------------------------------
shall be entitled to paid vacation, paid holidays and sick leave in accordance with the Company's standard policies for its senior executive officers.

          8.  Business Expenses. The Executive shall be reimbursed for all
              -----------------
ordinary and necessary business expenses incurred by him in connection with his employment upon timely submission by the Executive of receipts and other documentation as required by the Internal Revenue Code and in conformance with the Company's normal procedures. The Executive shall receive an automobile allowance of $1,000 per month during the term of this Agreement.

          9.  Pension and Welfare Benefits.
              ----------------------------

                         (a)  Except as set forth in Section 9(b), during the
Term, the Executive shall be eligible to participate fully in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements available to senior officers of the Company generally.

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                         (b)  From September 8, 1999, until March 31, 2000, the
Company shall either (i) assume or (ii) reimburse the Executive for the cost of obtaining continued coverage under the life insurance and long-term disability plans under which the Executive was covered while employed by Red Roof Inns, Inc.; provided, that, the aggregate amount of any such assumed payments or
      --------- ----
reimbursements shall not exceed $20,000 per year. Unless the Executive provides the Company with a written election to the contrary on or prior to March 31, 2000, the obligations of the Company set forth in the first sentence of this clause (b) shall continue throughout the Term, and the Executive shall not participate in the life insurance and long-term disability plans otherwise maintained by the Company. If, on or prior to March 31, 2000, the Executive so elects by written notice provided to the Company, the obligations of the Company set forth in the first sentence of this clause (b) shall terminate as of March 31, 2000, and from that date forward, during the Term, the Executive shall participate in such life insurance and long-term disability plans as may be maintained from time to time during the Term by the Company for the benefit of the employees of the Company, to the extent and in such manner available to other executive officers of the Company and subject to the terms and provisions of such plans and programs.

          10. Value Creation Incentive Plan. The Company, pursuant to the terms
              -----------------------------
of a value creation incentive plan substantially similar to the terms set forth in Appendix A attached hereto (and as approved by the Compensation Committee of the Board of Directors), shall provide the Executive with an opportunity to earn additional compensation if the Company achieves certain financial targets established pursuant to such plan.

          11. Termination of Employment.
              -------------------------

                    (a)  General. The Executive's employment hereunder may be
                         -------
terminated without any breach of this Agreement only under the following circumstances.

                    (b)  Death or Disability.
                         -------------------

                              (i)  The Executive's employment hereunder shall
     automatically terminate upon the death of the Executive.

                              (ii) If, as a result of the Executive's incapacity
     due to physical or mental illness, the Executive is unable to perform the essential functions of his job for any one hundred eighty (180) days (whether or not consecutive) during any twelve (12) month period, and no reasonable accommodation can be made that will allow Executive to perform his essential functions, the Company may terminate the Executive's employment hereunder for any such incapacity (a "Disability").

                    (c)  Termination by the Company. The Company may terminate
                         --------------------------
the Executive's employment hereunder at any time, whether or not for Cause. For purposes of this Agreement, "Cause" shall mean (i) the failure or refusal by the Executive to perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or

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mental illness), which has not ceased within ten (10) days after a written demand for substantial performance is delivered to the Executive by the Company, which demand identifies the manner in which the Company believes that the Executive has not performed such duties, (ii) the engaging by the Executive in willful misconduct or an act of moral turpitude which is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct described in Section 15) or (iii) the conviction of the Executive of, or the entering of a plea of nolo contendere by, the Executive with respect to, a felony. Notwithstanding the foregoing, the Executive's employment hereunder shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, other than the Executive, at a meeting of the Board at which the Executive recuses himself (after written notice to the Executive and a reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive should be terminated for Cause.

                    (d)  Termination by the Executive. The Executive shall be
                         ----------------------------
entitled to terminate his employment hereunder (A) for Good Reason or (B) without the Executive's express written consent, any failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence (without the Executive's express written consent), within twenty-four (24) months after a Change in Control during the term of this Agreement, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                              (I)  any change in the Executive's title (other
     than upon the appointment of another person to serve as the President of the Company), authorities, responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents a significant adverse change from his status, title, position or responsibilities (including reporting responsibilities) which were in effect immediately prior to the Change in Control or from his status, title, position or responsibilities (including reporting responsibilities) which were in effect following a Change in Control pursuant to the Executive's consent to accept any such change; the assignment to him of any duties or work responsibilities which are inconsistent with such status, title, position or work responsibilities; or any removal of the Executive from, or failure to reappoint or reelect him to any of such positions, except if any such changes are because of Disability, retirement, death or Cause;

                              (II) a reduction by the Company in the Executive's
     annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person (as defined in

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     Section 11(i)(i) below) in control of the Company provided in no event
                                                       --------
     shall any such reduction reduce the Executive's base salary below $800,000;

                              (III) the relocation of the Executive's office at
     which he is to perform his duties, to a location more than fifty (50) miles from the location at which the Executive performed his duties prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations prior to the Change in Control;

                              (IV)  the failure by the Company, without the
     Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                              (V)   the failure by the Company to continue to
     provide the Executive with benefits substantially similar in value to the Executive in the aggregate to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, unless the Executive participates after the Change in Control in other comparable benefit plans generally available to senior executives of the Company and senior executives of any Person in control of the Company; or

                              (VI)  any purported termination of the Executive's
     employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 11(g) below; for purposes of this Agreement, no such purported termination shall be effective.

The Executive's continued employment for six (6) months after any act or failure to act constituting Good Reason hereunder shall constitute the Executive's consent to, and a waiver of rights with respect to, such act or failure to act.

                    (e)  Voluntary Resignation. Should the Executive wish to
                         ---------------------
resign from his position with the Company or terminate his employment for other than Good Reason during the Term, the Executive shall give sixty (60) days written notice to the Company ("Notice Period"), setting forth the reasons and specifying the date as of which his resignation is to become effective. During the Notice Period, the Executive shall cooperate fully with the Company in achieving a smooth transition of the Executive's duties and responsibilities to such person(s) as may be designated by the Company. The Company reserves the right to accelerate the Date of Termination by giving the Executive notice and payment of amounts due to the Executive under Section 6(a) and, to the extent applicable, Section 6(b) for the balance of the Notice Period. The Company's obligation to continue to employ the Executive or to continue payment of the amounts described in the

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preceding sentence shall cease immediately if: (1) the Executive has not satisfied his obligations to cooperate fully with a smooth transition or (2) the Company has grounds to terminate the Executive's employment immediately for Cause. If the Executive terminates his employment for other than Good Reason within twelve (12) months from the Effective Date, the Executive shall be obligated to refund the $200,000 that he received prior to the Effective Date for relocation and related expenses.

                    (f)  Bankruptcy. If the Company shall commence a voluntary
                         ----------
case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or an involuntary case is commenced against the Company and the petition is not dismissed within sixty (60) days after commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days, then the Executive, in his sole discretion, may ask the Company to seek to have the court administering such case or proceeding to approve this Agreement. The Company shall use its best efforts to file an appropriate motion seeking such approval within 30 days after receipt of such notice from the Executive. If (i) the Company does not file such a motion seeking approval of this Agreement within 30 days after receipt of notice from the Executive or (ii) the court administering such case or proceeding does not approve this Agreement within 60 days after the motion seeking such approval is filed, the Executive shall have no further duty to perform under this Agreement, may cease his performance under this Agreement and upon ceasing his performance under this Agreement in accordance with this
Section 11(f), the Executive shall be entitled to the benefits and payments set forth in Section 12(e) hereof.

                    (g)  Notice of Termination. Any purported termination of the
                         ---------------------
Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 19. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                    (h)  Date of Termination. "Date of Termination" shall mean
                         -------------------
(i) if the Executive's employment is terminated because of death, the date of the Executive's death, (ii) if the Executive's employment is terminated for Disability, the date Notice of Termination is given, (iii) if the Executive's employment is terminated pursuant to Subsection (c), (d) or (e) hereof or for any other reason (other than death or Disability), the date specified in the Notice of Termination (which, in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given, and in the case of a termination for any

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other reason shall not be less than thirty (30) days (sixty (60) days in the case of a termination under Subsection (e) hereof) from the date such Notice of Termination is given).

                    (i)  Change in Control. For purposes of this Agreement, a
                         -----------------
Change in Control of the Company shall have occurred if

                              (i)   any "Person" (as defined in Section 3(a)(9)
     of the Securities Exchange Act of 1934 (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company's common stock or
     (5) Apollo Management, L.P., any of its affiliates and any investments funds managed by it (collectively, "Apollo"))), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities;

                              (ii)  during any period of not more than two
     consecutive years, not including any period prior to the date of this Agreement, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (other than Apollo) who has entered into an agreement with the Company to effect a transaction described in clause (i) of this Section 11(i)) whose election or designation to the Board or nomination for election by the Company's stockholders was (A) made pursuant to the Stockholders Agreement dated as of November 4, 1997, as amended from time to time, (B) made by Apollo, or (C) approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                              (iii) the stockholders of the Company approve a
     merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which (A) no person acquires or beneficially owns a percentage of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation greater than the percentage of such securities beneficially owned by Apollo or (B) both (1) the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity

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     outstanding immediately after such merger or consolidation and (2) no person (other than Apollo) acquires 50% or more of the combined voting power of the Company's then outstanding securities; or

                              (iv) the stockholders of the Company approve a
     plan of complete liquidation of the Company or a agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) other than such a sale or disposition to Apollo.

                    (j)  Resignation as Member of Board. If the Executive's
                         ------------------------------
employment by the Company is terminated for any reason, the Executive hereby agrees that he shall simultaneously submit his resignation as a member of the Board in writing on or before the Date of Termination. If the Executive fails to submit such required resignation in writing, the provisions of this Section 11(j) may be deemed by the Company to constitute the Executive's written resignation as a member of the Board effective as of the Date of Termination.

                    (k)  Return of Property. When the Executive shall cease to
                         ------------------
be employed by the Company, the Executive shall promptly surrender to the Company all Company property, including without limitation, all records and other documents obtained by him or entrusted to him during the course of his employment with the Company provided, however, that the Executive may retain
                            --------  -------
copies of such documents as necessary for the Executive's personal records for federal income tax purposes.

          12. Compensation During Disability, Death or Upon Termination.
              ---------------------------------------------------------

                    (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 11(b)(ii) hereof, provided that payments so made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive with respect to such period under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

                    (b) If the Executive's employment is terminated by his death or Disability, the Company shall pay (i) any amounts due to the Executive under Section 6(a) through the date of such termination and (ii) an amount equal to the bonus he would have received for the fiscal year that ends on or immediately after the Date of Termination, assuming the Company achieved the lowest target level for which a bonus is paid under the plan described in
Section 6(b), prorated for the period beginning on the first day of the fiscal year in which occurs the Date of Termination through the Date of Termination. In addition, if the Executive's employment is terminated by his death, the Company shall continue to pay to his estate his salary for an additional six months at the rate then in effect.

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                    (c)  If the Executive's employment shall be terminated by
the Company for Cause or by the Executive for other than (i) Good Reason or (ii) clause (B) of the first sentence of Section 11(d) hereof, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.

                    (d) If (A) following a Change in Control the Company shall terminate the Executive's employment other than for Cause or otherwise repudiate this Agreement, or (B) following a Change in Control the Executive shall terminate his employment for Good Reason, then

                              (i)  the Company shall pay the Executive his full
     salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due;

                              (ii) in lieu of any further salary payments to the
     Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an aggregate amount equal to the product of (A) the sum of (1) the Executive's annual salary rate in effect as of the Date of Termination and (2) the average of the annual bonuses actually paid (including $0 if no such bonus is paid and excluding the relocation bonus paid to Executive pursuant to Section 6(c) hereof) to the Executive by the Company with respect to the two full fiscal years which immediately precede the year of the Term in which the Date of Termination occurs provided, that, for purposes of this Agreement, if the
                        --------  ----
     Date of Termination occurs after the end of the first full fiscal year, but before the end of the second full fiscal year that ends after the Effective Date, then such single year's bonus shall be utilized in the calculation pursuant to this clause (2), provided, further, that for purposes of this
                                  --------  -------
     Agreement, if the Date of Termination occurs before the end of the first full fiscal year that ends after the Effective Date, the amount of the bonus paid by the Company to the Executive shall be deemed to be the amount, if any, payable pursuant to Section 12(d)(iii), and (B) the number three (3);

                              (iii) if it is determined that the Company has met
     financial objectives established pursuant to its Incentive Compensation Plan and to pay bonuses to eligible employees for the fiscal year within which the Date of Termination occurs, the Company shall pay the Executive, as long as the Executive is otherwise eligible for such payment, his bonus prorated for the period beginning on the first day of the fiscal year in which the Date of Termination occurs through the Date of Termination, payable at the same time and in the same manner as the Company customarily pays other bonuses;

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

               (iv) the Company shall (x) continue coverage for the Executive, on the same terms and conditions as would be applicable if the Executive were an active Employee, under the Company's life insurance, medical, health, disability and similar welfare benefit plans for a period equal to thirty-six (36) months, and (y) provide the benefits which the Executive would have been entitled to receive pursuant to any supplemental retirement plan maintained by the Company had his employment continued at the rate of compensation specified herein for the remainder of the Term. Benefits otherwise receivable by the Executive pursuant to clause (x) of this
     Section 12(d)(iv) shall be reduced to the extent comparable benefits are actually received by the Executive from a subsequent employer during the period during which the Company is required to provide such benefits, and the Executive shall report to the Company any such benefits actually received by him; and

               (v) the payments provided for in this Section 12(d) (other than Sections 12(d)(iii) and 12(d)(iv)) shall be made not later than the thirtieth day following the Date of Termination, provided, however, that if the Company so elects, the Executive hereby agrees to enter into a consulting agreement reasonably satisfactory to the Executive, pursuant to which the Executive shall render consulting services to the Company for a period of eighteen (18) months following the Date of Termination and the Company shall pay to the Executive, in eighteen (18) equal monthly installments, the aggregate amount of $500,000 and the liquidated damages due to the Executive pursuant to Section 12(d)(ii) shall be reduced by $500,000.

          (e) If prior to any Change of Control the Company shall terminate the Executive's employment without Cause or otherwise repudiate this Agreement or the Executive shall cease to perform his duties under this Agreement pursuant to Section 11(f) or terminate his employment under clause (B) of the first sentence of Section 11(d) hereof, then

               (i) the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, at the time such payments are due;

               (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an aggregate amount equal to the product of (A) the Executive's annual base salary in effect as of the Date of Termination and (B) the number two (2); such amount to be paid in substantially equal monthly installments during the period commencing with the month immediately following the month in which the Date of Termination occurs and ending with the month corresponding to the end of the Term hereunder. Payments otherwise receivable by the Executive pursuant to this
     Section 12(e)(ii) shall be reduced to the extent compensation is

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     actually received by the Executive from a subsequent employer during the period during which the Company is required to make such payments, and the Executive shall report to the Company any such payments actually received by him; and

               (iii) the Company shall (x) continue coverage for the Executive, on the same terms and conditions as would be applicable if the Executive were an active employee, under the Company's life insurance, medical, health, disability and similar welfare benefit plans for a period equal to twenty-four (24) months, and (y) provide the benefits which the Executive would have been entitled to receive pursuant to any supplemental retirement plan maintained by the Company had his employment continued at the rate of compensation specified herein for the remainder of the Term. Benefits otherwise receivable by the Executive pursuant to clause (x) of this Section 12(e)(iii) shall be reduced to the extent comparable benefits are actually received by the Executive from a subsequent employer during the period during which the Company is required to provide such benefits, and the Executive shall report to the Company any such benefits actually received by him.

          (f) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 12 by seeking other employment or otherwise, and, except as provided in Sections 12(d) and 12(e) hereof, the amount of any payment or benefit provided for in this Section 12 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits.

          (g)  Release.  Prior to making any payment pursuant to Sections
               -------
12(d)(ii) , 12(d)(iii) and 12(d)(iv) or Sections 12(e)(ii) and 12(e)(iii), whichever is applicable, the Company shall have the right to require the Executive to sign, and the Executive hereby agrees to sign, (i) an agreement to be bound by the terms of Section 15 of this Agreement and (ii) a waiver of all claims the Executive may have (including any claims under the Age Discrimination in Employment Act), other than claims for payments or benefits hereunder or claims for indemnification for director or officer liability, in connection with the termination of the Executive's employment with the Company and the Company may withhold payment of such amount until the period during which the Executive may revoke such waiver (normally seven days) has elapsed.

     13.  Representations and Covenants.
          -----------------------------

          (a) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms. The Company agrees and covenants that it will (i) provide the Executive with customary director and officer indemnification; and (ii) maintain director and officer liability insurance which is of a type customarily maintained by companies of similar size and with a similar business as the Company.

          (b) The Executive represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement. The Executive agrees and covenants that he will obtain, and submit to, such physical examinations as may be necessary to facilitate the Company obtaining an insurance policy for its benefit insuring the life of the Executive.

     14.  Successors; Binding Agreement.
          -----------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (b) This Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

     15.  Confidentiality and Non-Competition Covenants.
          ---------------------------------------------

          (a) The Executive covenants and agrees that he will not at any time during or at any time after the end of the Term, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors and employees of the Company or its subsidiaries, Confidential Information (as hereinafter defined) that is treated as trade secrets by the Company and will not at any time during or for a period of five
(5) years after the end of the Term, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors and employees of the Company or its subsidiaries, any other Confidential Information. As used herein, "Confidential Information" of the Company means information of any kind, nature or description which is disclosed to or otherwise known to the Executive as a direct or indirect consequence of his association with the Company, which information is not generally known to the public or in the business in which the Company is engaged or which information relates to specific investment opportunities within the scope of the Company's business which were considered by the Executive or the Company during the term of this Agreement. Confidential Information that is treated as confidential trade secrets by the Company shall include, but not be limited to, strategic operating plans and budgets, policy and procedure manuals, computer programs, financial forms and information, patient or resident lists and accounts, supplier information, accounting forms and procedures, personnel policies, information pertaining to the salaries, positions and performance reviews of the Company's employees, information on the methods of the Company's operations, research and data developed by or for the benefit of the Company and information relating to revenues, costs, profits and the financial condition of the Company. During the Term and, if (i) the Executive's employment is terminated by the Executive for other than Good Reason or (ii) the Executive shall cease to perform his duties under this Agreement other than pursuant to Section 11(f), for a period of two
(2) years following the termination of the Executive's employment, the Executive shall not induce any employee of the Company or its subsidiaries to terminate his or her employment by the Company or its subsidiaries in order to obtain employment by any person, firm or corporation affiliated with the Executive.

          (b) The Executive covenants and agrees that any information, materials, ideas, discoveries, techniques or programs developed or discovered by the Executive in connection with the performance of his duties hereunder shall remain the sole and exclusive property of the Company and, to the extent it constitutes Confidential Information, shall be subject to the covenants contained in the preceding paragraph.

          (c)  The Executive covenants and agrees that during the Term and, if
(i) the Executive's employment is terminated by the Executive for other than Good Reason or (ii) the Executive shall cease to perform his duties under this Agreement other than pursuant to Section 11(f), for a period of two (2) years following the termination of the Executive's employment, the Executive shall not, directly or indirectly, own an interest in, operate, join, control, or participate as a partner, director, principal, officer, or agent of, enter into the employment of, or act as a consultant to, in any case in which he has control or supervision over a significant portion of any entity (i) whose principal business is the operation of one or more skilled nursing facilities or
(ii) which operates a skilled nursing business that is material in relation to the Company's comparable business and (iii) in either case, which derives at least 10% of its skilled nursing facility revenue from facilities which are located within 35 miles of a center or facility operated by the Company. Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 15(c) shall not prevent the Executive from acquiring securities representing not more than 5% of the outstanding voting securities of any publicly held corporation.

          (d) Without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in this Section 15, it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief, without the necessity of proving actual monetary loss, to prevent any such violation or any continuing violation thereof. Each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in this Section 15, any term, restriction, covenant or promise contained herein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency. The covenants contained in Section 15 shall survive the conclusion of the Executive's employment by the Company.

     16.  Tax Considerations.
          -------------------

               Notwithstanding anything herein to the contrary, in the event any payments to the Executive hereunder ("Total Payments") are determined by the Company to be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any similar federal or state excise tax, FICA tax, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest or penalties are hereinafter collectively referred to as the "Excise Tax"), the Company shall pay to the Executive at the time specified in Section 12(d)(v), an additional amount (the "Gross-Up Payment") such that after the payment by the Executive of all federal, state, or local income taxes, Excise Taxes, FICA taxes, or other taxes (including any interest or penalties imposed with respect thereto) imposed upon the receipt of the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Total Payments.

               If the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of employment, the Executive shall repay to the Company, at the time the reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction. If the Excise Tax is determined to exceed the amount taken into account hereunder at the time of termination of employment, the Company shall make an additional Gross-Up Payment to the Executive in respect of such excess at the time the amount of such excess is finally determined. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (a) give the Company any information reasonably requested by the Company relating to such claim;

          (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

          (c) cooperate with the Company in good faith in order to effectively contest such claim; and

          (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and
--------  -------
expenses (including legal and accounting fees and additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax, FICA tax, or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 16, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, other issues raised by the Internal Revenue Service or any other taxing authority.

     If any such claim referred to in this Section 16 is made by the Internal Revenue Service and the Company does not request the Executive to contest the claim within the thirty (30) day period following notice of the claim, the Company shall pay to the Executive the amount on any Gross-Up Payment owed to the Executive, but not previously paid pursuant to this Section 16, immediately upon the expiration of such thirty (30) day period. If any such claim is made by the Internal Revenue Service and the Company requests the Executive to contest such claim, but does not advance the amount of such claim to the Executive for purposes of such contest, the Company shall pay to the Executive the amount of any Gross-Up Payment owed to the Executive, but not previously paid under the provisions of this Section 16, within five (5) business days of a Final Determination of the liability of the Executive for such Excise Tax. For purposes of this Agreement, a "Final Determination" shall be deemed to occur with respect to a claim when (i) there is a decision, judgment, decree, or other order by any court of competent jurisdiction, which decision, judgment, decree, or other order has become final, i.e., all allowable appeals pursuant to this
Section 16 have been exhausted by either party to the action, (ii) there is a closing agreement made under Section 7121 of the Code, or (iii) the time for instituting a claim for refund has expired, or if a claim was filed, the time for instituting suit with respect thereto has expired.

     If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 16, the Executive becomes entitled to receive any refund with respect to such claim, the

Executive shall (subject to the Company's complying with the requirements of this Section 16) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 16, a determination is made by the Internal Revenue Service that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          17.  Entire Agreement.  This Agreement contains all the understandings
               ----------------
between the parties hereto pertaining to the matters referred to herein, and on the Effective Date shall supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

          18.  Amendment or Modification, Waiver.  No provision of this
               ---------------------------------
Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

          19.  Notices.  Any notice to be given hereunder shall be in writing
               -------
and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

          To the Executive at:    Francis W. Cash
                                  360 Devils Bight
                                  Naples, Florida 34103

          To the Company at:      Mariner Post-Acute Network, Inc.
                                  One Ravinia Drive
                                  Suite 1500
                                  Atlanta, Georgia 30346
                                  Attn:  General Counsel

          Any notice delivered personally or by courier under this Section 19 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

          20.  Severability.  If any provision of this Agreement or the
               ------------
application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

          21.  Survivorship.  The respective rights and obligations of the
               ------------
parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          22.  Governing Law; Attorney's Fees.
               ------------------------------

          (a) This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts of laws principles.

          (b) The prevailing party in any dispute arising out of this Agreement shall be entitled to be paid its reasonable attorney's fees incurred in connection with such dispute from the other party to such dispute.

          23   Dispute Resolution.  The Executive and the Company shall not
               ------------------
initiate legal proceedings relating in any way to this Agreement or to the Executive's employment or termination from employment with the Company until thirty days after the party against whom the claim is made ("respondent") receives written notice from the claiming party of the specific nature of any purported claims and the amount of any purported damages attributable to each such claim. The Executive and the Company further agree that if respondent submits the claiming party's claim to the CPR Institute for Dispute Resolution, JAMS/Endispute, or other local dispute resolution service for nonbinding mediation prior to the expiration of such thirty day period, the claiming party may not institute arbitration or other legal proceedings against respondent until the earlier of: (a) the completion of good-faith mediation efforts or (b) 90 days after the date on which the respondent received written notice of the claimant's claim(s); provided, however, that nothing in this Section 23 shall prohibit the Company from pursuing injunctive or other equitable relief against the Executive prior to, contemporaneous with, or subsequent to invoking or participating in these dispute resolution processes. The Company shall pay the cost of the Mediator.

          24   Headings.  All descriptive headings of sections and paragraphs in
               --------
this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

          25   Withholdings.  All payments to the Executive under this Agreement
               ------------
shall be reduced by all applicable withholding required by federal, state or local tax laws.

          26   Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              MARINER POST-ACUTE NETWORK, INC.


                              BY:_______________________________________
                              NAME:_____________________________________
                              TITLE:____________________________________



                              THE EXECUTIVE


                              __________________________________________
                              Francis W. Cash

                                  APPENDIX A
                                  ----------

                         Value Creation Incentive Plan

 Objectives .....................................  Create incentive to maximize cash flow (EBITDA) while optimizing investment in working capital and capital expenditures.
Term of Plan ....................................  Three years -- FYE 9/30/00 through FYE 9/30/02
Baseline EBITDA .................................  To be determined based on operating results during FY99QIV subject to a pro forma adjustment to reflect a reorganization of MHG such that 100% of MHG's EBITDA is no longer included in MPN's consolidated EBITDA.
Cash Basis EBITDA ...............................  Earnings before depreciation, interest and taxes less increase in accounts receivable.
New Investment ..................................  Excess of capital expenditures and acquisitions over the sum of maintenance capital expenditures and the proceeds from any divestitures during the Term of the Plan).
Target ROI ......................................  15% (Effectively, the Baseline EBITDA is increased by 15% of the amount of New
                                                   Investment in the business during the Term of the Plan).
Valuation Multiple ..............................  8x Cash Basis EBITDA
Total Value Created .............................  8x {FY02 Cash Basis EBITDA-Baseline EBITDA-15% of New Investment
Executive's Share ...............................  2.5% of Total Value Created

Vesting .........................................  One-third of award shall vest on each of 9/30/00, 9/30/01 and 9/30/02 subject to accelerated vesting of the entire award upon a Change of Control.
Conversion of Plan ..............................  Upon mutual agreement of Executive and Company, amounts earned under the Value
                                                   Creation Incentive Plan can be converted into employee stock options. It is anticipated that this would only be considered upon the completion of the restructuring of MPN's capital structure currently in progress.